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Oct. 16, 2001

    FOR IMMEDIATE RELEASE

Washington Mutual Announces Record Quarterly Earnings
and Continued Strong Operating Fundamentals;
Board of Directors Increases Cash Dividend

    SEATTLE—Washington Mutual, Inc. (NYSE: WM) today announced record third-quarter earnings of $832.3 million or 94 cents per diluted share. Earnings for third-quarter 2000 were $452.5 million or 57 cents per diluted share.

    Earnings for the third quarter of 2001 included full-quarter results from the former Fleet Mortgage Corp., which was acquired on June 1, 2001, as well as the former mortgage operations of The PNC Financial Services Group, Inc. and Bank United Corp. These acquisitions were accounted for as purchase transactions; therefore, the operating results of the acquired institutions are not included in prior periods.

    Highlights of the recent quarter include:

  •
  A return on common equity of 23.64 percent;

  •
  A 76 percent increase in net interest income over last year driven by a substantially improved net interest margin and the contribution of the company's recent acquisitions;

  •
  Strong gains from mortgage loans of $275.4 million, as well as gains of $317.1 million from securities and $124.9 million ($75.4 million after-tax) from the liquidation of interest rate hedges, reflecting the company's natural business hedging and interest rate management strategies;

  •
  Strong noninterest income, including a 30 percent increase in depositor and other retail banking fees;

  •
  Record loan volume of $47.22 billion, including a 201 percent increase in single-family residential (SFR) loan volume and a 16 percent increase in other loan volume, year over year and including the company's recent acquisitions;

  •
  Record checking account growth of more than 197,000;

  •
  An operating efficiency ratio of 41.29 percent.

    "Despite the slowing economy and the effects of the tragedies of Sept. 11, Washington Mutual posted an impressive quarter," said Kerry Killinger, the company's chairman, president and CEO.

    "Low interest rates continued to have a positive effect on our net interest margin and contributed to extraordinarily strong growth in fee income generated from the sale of fixed-rate residential mortgages originated by our company," said Killinger. "We also continued to generate solid results in other key areas of business, including account and household growth, loan originations and noninterest income generated from retail banking fees.

    "In light of the slowing economy, we also took steps to further strengthen loan loss reserves and adjusted our loan underwriting criteria in selected geographic markets."

BOARD INCREASES CASH DIVIDEND

    The board declared a cash dividend of 24 cents on the company's common stock, up from 23 cents in the previous quarter. Dividends on the common stock are payable Nov. 15, 2001 to shareholders of record as of Oct. 31, 2001. The board also declared a $0.90625 dividend on Washington Mutual's

Series H Preferred Stock which, together with a related purchase contract adjustment payment of $0.09375, will result in an aggregate payment of $1.00 on each unit of the company's Premium Income Equity Securities (PIES). These amounts are payable on Nov. 16, 2001, to shareholders of record as of Nov. 15, 2001.

THIRD-QUARTER RESULTS

Net Interest and Noninterest Income Grow

    Reflecting the improved net interest margin, which was driven primarily by a 75-basis-point reduction in the Federal funds rate during the period, net interest income increased 76 percent to $1.82 billion in the third quarter versus $1.03 billion a year earlier.

    The net interest spread for the quarter increased to 3.57 percent, compared with 2.19 percent for the same period last year and 3.16 percent in the second quarter of this year, reflecting the company's reduced cost of borrowings. Likewise, the margin was 3.53 percent in the most recent quarter versus 2.31 percent for third quarter 2000 and 3.21 percent in the second quarter of 2001.

    Depositor and other retail banking fees were a record $333.4 million, up 30 percent from $256.4 million a year earlier. During the third quarter, the company added 197,329 net new retail checking accounts.

    Despite the weakening stock market, securities fees and commissions totaled $77.9 million for the third quarter of 2001, very near the $78.4 million generated for the same period one year ago.

    The company's loan servicing operations generated a net loss of $451.5 million, which reflected a $554.2 million addition to the impairment reserve for mortgage servicing rights (MSRs). However, Washington Mutual's natural business and interest rate risk management strategies produced gains that exceeded the amount of the MSR impairment.

    Gain from mortgage loans in the third quarter of 2001 totaled $275.4 million, compared with $55.5 million a year ago. The company also recognized a gain of $317.1 million from securities during the most recent quarter, versus $9.3 million for the same period last year. In addition, Washington Mutual liquidated a portion of its portfolio of interest rate hedges, which resulted in a pre-tax gain, accounted for as an extraordinary item, of $124.9 million ($75.4 million after-tax).

    "Our strategy of combining the natural business hedge that results from the strength of our mortgage operations with instruments that we've purchased for interest rate protection is proving to be successful in the current operating environment," Killinger noted.

Lending

    Robust refinancing activity contributed to record total loan volume of $47.22 billion for the quarter, up 164 percent from $17.89 billion one year ago.

    Including the results from recently acquired companies, SFR loan volume (excluding residential construction) was $43.09 billion, up more than 200 percent from $14.32 billion one year ago. Reflecting the current interest rate environment, 77 percent of the third-quarter's SFR volume (excluding specialty mortgage finance and residential construction) represented fixed-rate mortgages versus last year's 14 percent. In addition, 60 percent of the SFR mortgage loan volume (excluding residential construction) represented refinance activity, compared with last year's 26 percent.

    Lending volume for loans other than SFR totaled $4.13 billion for the most recent quarter, up 16 percent over $3.57 billion in the third quarter of 2000.

Efficiency Ratio Improves

    The efficiency ratio (defined as noninterest expense, excluding amortization of goodwill and other intangible assets, as a percentage of net interest income, noninterest income and extraordinary items) was 41.29 percent in the most recent quarter.

    Reflecting the addition of the operations of recently acquired companies, noninterest expense totaled $1.15 billion in the third quarter of 2001, compared with third-quarter 2000's figure of $784.7 million.

Company Focuses on Credit Quality

    Killinger said that credit quality, a key focus for Washington Mutual, remains strong and that the company continues to closely monitor it given the slowing national economy. Total nonperforming assets (NPAs) were $2.03 billion at Sept. 30, 2001, versus $1.60 billion at June 30, 2001. Total NPAs represented 0.91 percent of total assets at the end of the third quarter of 2001.

    Reflecting the company's larger and more diversified balance sheet and the slowing national economy, the provision for loan and lease losses was $200.0 million for the third quarter of 2001, versus $47.6 million for the same period in the previous year. Net loan charge offs for the third quarter were $74.8 million, versus $42.9 million a year earlier, but down from the second quarter 2001 level of $75.6 million. At Sept. 30, 2001, the allowance for loan and lease losses totaled $1.29 billion as compared with $1.01 billion at Sept. 30, 2000.

Balance Sheet and Capital Management

    Consolidated assets at Sept. 30, 2001 were $223.64 billion, compared with $229.30 billion at June 30, 2001 and $190.78 billion at Sept. 30, 2000.

    At Sept. 30, 2001, transaction account balances, including checking, savings and money market deposits, represented 60 percent of total deposits, compared with 55 percent at Sept. 30, 2000. Total deposits were $99.73 billion at the end of the third quarter, up from $96.95 billion at June 30, 2001.

    Stockholders' equity at Sept. 30, 2001 was $14.53 billion and the capital ratios of Washington Mutual's banking subsidiaries continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

Company Updates

  •
  During the quarter the company continued preparations for its planned acquisition of Dime Bancorp (NYSE: DME). The transaction, unaffected by the tragic events of Sept. 11, is expected to be completed in January 2002, pending approval by Dime's shareholders and regulatory authorities. Dime's Special Meeting of Shareholders will be convened on Nov. 27, 2001.

  •
  On Sept. 5, Washington Mutual announced the largest-ever community lending commitment by pledging $375 billion over the next 10 years, more than tripling its 1998 commitment to the low- to moderate-income communities it serves. The new commitment is scheduled to begin in 2002 for communities throughout the United States.

    Killinger said at the time of the announcement, "Our continued success as one of America's leading financial services companies provides us with the opportunity to set even higher community service standards for the future. Today, we continue our more than 100-year legacy of making the communities we serve better places to live, work and do business. After carefully assessing the continued growth of our company and the anticipated level of lending resulting from a successful merger with Dime Bancorp, we're confident that we can raise the bar in support of our communities."

Outlook

    "While it appears that the U.S. economy has entered a recession, we believe that our company is well positioned to compete in a variety of economic conditions given our capital position, the strength of our operating fundamentals and the composition of our balance sheet," said Killinger. "Consequently, we anticipate producing solid results in the year ahead."

    With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At Sept. 30, 2001, Washington Mutual and its subsidiaries had consolidated assets of $223.64 billion. Washington Mutual currently operates approximately 2,300 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.

    A live webcast of the company's quarterly earnings conference call will be held on Wed., Oct. 17 at 10:30 a.m. Eastern Time at www.wamu.com or via phone at 888.391.7808, passcode "WaMu."

# # #

Media Contact:	Libby Hutchinson 1.800.228.9268 206.461.2484 libby.hutchinson@wamu.net

Investor Contacts:	JoAnn DeGrande 206.461.3186 joann.degrande@wamu.net

Michael Ihnken 206.461.4263 michael.ihnken@wamu.net

Washington Mutual, Inc.

Consolidated Statements of Income

(dollars in millions, except per share data)

(Unaudited)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2001	June 30, 2001	Sept. 30, 2000	Sept. 30, 2001	Sept.30, 2000
Interest Income
Loans	$2,807.8	$2,924.3	$2,396.4	$8,543.2	$6,855.1
Available-for-sale ("AFS") securities	825.2	940.4	703.4	2,797.3	2,098.3
Held-to-maturity ("HTM") securities	—	—	325.8	—	998.1
Other interest and dividend income	56.8	71.7	59.3	199.4	199.1

Total interest income	3,689.8	3,936.4	3,484.9	11,539.9	10,150.6
Interest Expense
Deposits	734.9	823.3	844.3	2,445.0	2,435.2
Borrowings	1,139.4	1,439.6	1,606.6	4,246.9	4,504.8

Total interest expense	1,874.3	2,262.9	2,450.9	6,691.9	6,940.0

Net interest income	1,815.5	1,673.5	1,034.0	4,848.0	3,210.6
Provision for loan and lease losses	200.0	92.4	47.6	374.7	132.8

Net interest income after provision for loan and lease losses	1,615.5	1,581.1	986.4	4,473.3	3,077.8
Noninterest Income
Depositor and other retail banking fees	333.4	325.3	256.4	937.5	707.2
Securities fees and commissions	77.9	76.3	78.4	226.4	244.5
Insurance fees and commissions	11.8	12.4	10.7	36.5	33.0
Loan servicing income (expense)	(451.5)	(9.5)	37.7	(468.2)	110.1
Loan related income	93.1	91.8	30.1	240.5	83.1
Gain from mortgage loans	275.4	214.9	55.5	677.3	197.4
Gain (loss) from securities	317.1	31.9	9.3	419.3	(14.0)
Other income	81.1	61.8	32.8	223.7	72.9

Total noninterest income	738.3	804.9	510.9	2,293.0	1,434.2
Noninterest Expense
Compensation and benefits	507.6	465.9	339.0	1,389.5	1,004.9
Occupancy and equipment	202.2	189.7	145.5	575.6	446.1
Telecommunications and outsourced information services	110.6	104.7	82.0	321.7	236.3
Depositor and other retail banking losses	37.1	32.9	27.6	99.5	76.3
Amortization of goodwill and other intangible assets	48.2	42.9	26.9	127.1	80.8
Other expense	248.6	282.6	163.7	772.6	460.2

Total noninterest expense	1,154.3	1,118.7	784.7	3,286.0	2,304.6

Income before income taxes and extraordinary item	1,199.5	1,267.3	712.6	3,480.3	2,207.4
Income taxes	442.6	469.1	260.1	1,284.2	805.7

Income before extraordinary item	756.9	798.2	452.5	2,196.1	1,401.7
Extraordinary item—gain on early extinguishment of debt, net of taxes of $49.5 million	75.4	—	—	75.4	—

Net Income	$832.3	$798.2	$452.5	$2,271.5	$1,401.7

Net Income Attributable to Common Stock	$830.5	$796.4	$452.5	$2,266.7	$1,401.7

Basic earnings per common share:
Income before extraordinary item	$0.88	$0.93	$0.57	$2.58	$1.74
Extraordinary item	0.09	—	—	0.09	—
Net income	0.97	0.93	0.57	2.67	1.74
Diluted earnings per common share:
Income before extraordinary item	$0.85	$0.91	$0.57	$2.54	$1.74
Extraordinary item	0.09	—	—	0.09	—
Net income	0.94	0.91	0.57	2.63	1.74
Basic weighted average number of common shares outstanding (in thousands)	859,497	857,912	790,345	848,301	805,450
Diluted weighted average number of common shares outstanding (in thousands)	879,374	872,762	793,332	863,206	807,468

Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Nine Months Ended Sept. 30, 2001	Nine Months Ended Sept. 30, 2000
Stockholders' Equity Rollforward
Balance, beginning of period	$10,165.5	$9,052.7
Net income	2,271.5	1,401.7
Cash dividends declared on common stock	(563.7)	(463.9)
Cash dividends declared on redeemable preferred stock	(4.8)	—
Common stock issued to acquire Bank United Corp.	1,389.0	—
Common stock issued	178.7	47.4
Common stock repurchased and retired	—	(869.0)
Common stock warrants issued, net of costs	398.4	—
Other comprehensive income, net of tax	694.2	160.3

Balance, end of period	$14,528.8	$9,329.2

Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Quarter Ended
	Sept. 30, 2001		June 30, 2001		Sept. 30, 2000
	Balance	Rate	Balance	Rate	Balance	Rate
Average Balances and Weighted Average Interest Rates
Assets
Loans	$151,930.2	7.38%	$148,704.0	7.87%	$118,399.2	8.09%
Mortgage-backed securities ("MBS")	37,862.9	6.83	43,050.8	7.26	58,102.3	7.00
Investment securities and other	17,006.1	5.54	15,793.8	5.86	4,398.4	6.46

Total interest-earning assets	206,799.2	7.13	207,548.6	7.59	180,899.9	7.70
Other assets	21,657.7		16,293.1		7,114.6

Total assets	$228,456.9		$223,841.7		$188,014.5

Liabilities
Deposits:
Checking accounts	$24,746.6	0.23	$20,855.8	0.43	$14,285.7	0.45
Savings accounts and money market deposit accounts ("MMDAs")	35,424.7	2.77	36,579.8	3.25	29,698.6	4.17
Time deposit accounts	39,004.7	4.82	37,393.4	5.41	35,965.2	5.72

Total deposits	99,176.0	2.94	94,829.0	3.48	79,949.5	4.20
Borrowings:
Securities sold under agreements to repurchase ("repurchase agreements")	27,353.3	3.29	30,295.1	4.45	28,707.6	6.47
Advances from Federal Home Loan Banks ("FHLBs")	62,614.1	4.17	62,240.5	5.29	56,710.5	6.53
Federal funds purchased and commercial paper	4,309.3	3.71	4,661.0	4.56	4,555.5	6.69
Other	15,458.5	5.51	12,813.5	7.20	6,930.7	7.63

Total borrowings	109,735.2	4.12	110,010.1	5.25	96,904.3	6.60

Total interest-bearing liabilities	208,911.2	3.56	204,839.1	4.43	176,853.8	5.51
Other liabilities	5,492.0		6,116.1		2,348.8

Total liabilities	214,403.2		210,955.2		179,202.6
Stockholders' Equity	14,053.7		12,886.5		8,811.9

Total liabilities and stockholders' equity	$228,456.9		$223,841.7		$188,014.5

Net interest spread		3.57		3.16		2.19
Net interest margin		3.53		3.21		2.31
	Nine Months Ended
	Sept. 30, 2001		Sept. 30, 2000
	Balance	Rate	Balance	Rate
Average Balances and Weighted Average Interest Rates
Assets
Loans	$146,086.8	7.80%	$116,103.8	7.87%
MBS	44,882.0	7.08	59,220.6	6.90
Investment securities and other	14,144.7	5.78	4,397.8	6.98

Total interest-earning assets	205,113.5	7.50	179,722.2	7.53
Other assets	16,832.8		6,319.6

Total assets	$221,946.3		$186,041.8

Liabilities
Deposits:
Checking accounts	$21,131.8	0.41	$14,059.8	0.46
Savings accounts and MMDAs	34,145.9	3.27	29,672.4	3.99
Time deposit accounts	38,848.5	5.32	36,684.6	5.46

Total deposits	94,126.2	3.47	80,416.8	4.05
Borrowings:
Repurchase agreements	29,550.3	4.63	28,081.8	6.49
Advances from FHLBs	63,697.6	5.06	57,246.0	6.25
Federal funds purchased and commercial paper	4,685.3	4.76	3,000.6	6.09
Other	12,929.1	6.68	6,524.1	6.69

Total borrowings	110,862.3	5.12	94,852.5	6.34

Total interest-bearing liabilities	204,988.5	4.36	175,269.3	5.29
Other liabilities	4,149.4		2,025.0

Total liabilities	209,137.9		177,294.3
Stockholders' Equity	12,808.4		8,747.5

Total liabilities and stockholders' equity	$221,946.3		$186,041.8

Net interest spread		3.14		2.24
Net interest margin		3.14		2.37

Washington Mutual, Inc.

Consolidated Statements of Financial Condition

(dollars in millions, except per share data)

(unaudited)

	Sept. 30, 2001	Dec. 31, 2000	Sept. 30, 2000
Assets
Cash and cash equivalents	$3,723.2	$2,621.8	$2,218.4
AFS securities:
MBS	37,217.2	40,348.4	39,754.2
Investment securities	10,662.2	1,810.4	468.9
HTM securities:
MBS	—	16,428.1	17,138.4
Investment securities	—	136.5	136.7
Loans held for sale	18,035.2	3,403.9	6,185.8
Loans:
Loans held in portfolio	132,899.6	119,626.1	115,054.3
Allowance for loan and lease losses	(1,294.7)	(1,013.8)	(1,011.8)

Total loans held in portfolio, net of allowance for loan and lease losses	131,604.9	118,612.3	114,042.5
Mortgage servicing rights ("MSR")	6,720.5	1,017.3	899.3
Investment in Federal Home Loan Banks ("FHLBs")	3,821.9	3,260.1	3,195.9
Goodwill and other intangible assets	2,376.4	1,083.7	1,108.6
Other assets	9,476.2	5,993.5	5,631.5

Total assets	$223,637.7	$194,716.0	$190,780.2

Liabilities
Deposits:
Checking accounts	$25,575.3	$14,499.8	$14,656.6
Savings accounts and MMDAs	34,599.1	30,655.8	29,843.8
Time deposit accounts	39,558.7	34,418.2	35,952.9

Total deposits	99,733.1	79,573.8	80,453.3
Federal funds purchased and commercial paper	4,471.7	4,114.7	3,913.7
Securities sold under agreements to repurchase ("repurchase agreements")	18,675.1	29,756.1	30,588.9
Advances from FHLBs	65,623.3	57,854.9	56,938.4
Other borrowings	15,682.3	9,930.3	6,907.2
Other liabilities	4,923.4	3,320.7	2,649.5

Total liabilities	209,108.9	184,550.5	181,451.0
Stockholders' equity	14,528.8	10,165.5	9,329.2

Total liabilities and stockholders' equity	$223,637.7	$194,716.0	$190,780.2

Common shares outstanding at end of period (in thousands)(1)	879,831	809,784	808,623
Book value per common share	$16.86	$12.84	$11.80
Tangible book value per common share	14.57	11.66	10.59
Full-time equivalent employees at end of period (actual amount)	37,830	28,798	28,428

(1)
Includes 18 million shares held in escrow that were not included in the book value per share calculations.

Washington Mutual, Inc.

Selected Financial Information

(dollars in millions, except per share amounts)

(unaudited)

Note: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.

	Quarter Ended			Nine Months Ended
	Sept. 30, 2001	June 30, 2001	Sept. 30, 2000	Sept. 30, 2001	Sept. 30, 2000
Reported Financial Results
Net income	$832.3	$798.2	$452.5	$2,271.5	$1,401.7
Net income per common share	$0.97	$0.93	$0.57	$2.67	$1.74
Net income per diluted common share	0.94	0.91	0.57	2.63	1.74
Financial ratios on reported financial results:
Return on average assets	1.46%	1.43%	0.96%	1.36%	1.00%
Return on average common equity	23.64	24.72	20.54	23.60	21.37
Efficiency ratio, excluding amortization of goodwill and other intangible assets	41.29	43.40	49.06	43.48	47.88
Efficiency ratio, including amortization of goodwill and other intangible assets	43.09	45.14	50.80	45.23	49.62
Earnings from Operations, Excluding Amortization of Goodwill and Other Intangible Assets
Net income attributable to common stock	$830.5	$796.4	$452.5	$2,266.7	$1,401.7
Total amortization of goodwill and other intangible assets	48.2	42.9	26.9	127.1	80.8
Income tax expense	(6.6)	(8.8)	(6.3)	(21.5)	(18.5)

Amortization of goodwill and other intangible assets, net of tax	41.6	34.1	20.6	105.6	62.3

Earnings from operations, excluding amortization of goodwill and other intangible assets	$872.1	$830.5	$473.1	$2,372.3	$1,464.0

Earnings per diluted common share, excluding amortization of goodwill and other intangible assets	$0.99	$0.95	$0.60	$2.75	$1.82
Financial ratios on earnings from operations:
Return on average assets	1.53%	1.49%	1.01%	1.43%	1.05%
Return on average common equity	24.82	25.78	21.48	24.70	22.31
	Quarter Ended Sept. 30, 2001	Nine Months Ended Sept. 30, 2001
Pro Forma(1)
Income before income taxes and extraordinary item, excluding amortization of goodwill	$1,239.0	$3,582.3
Income tax expense	(445.8)	(1,296.0)

Net income before extraordinary item, excluding amortization of goodwill	793.2	2,286.3
Extraordinary item, net of taxes	75.4	75.4
Redeemable preferred stock dividends	(1.8)	(4.8)

Net income attributable to common stock, excluding amortization of goodwill	$866.8	$2,356.9

Earnings per diluted common share, excluding amortization of goodwill	$0.99	$2.73

(1)
Represents pro forma impact to quarter-to-date and year-to-date September 30, 2001 net income assuming application of the recently issued business combinations accounting standard, which eliminates the amortization of goodwill from net income.

Washington Mutual, Inc.

Selected Financial Information

(unaudited)

	Sept. 30, 2001	Dec. 31, 2000
Capital Adequacy
Stockholders' equity/total assets	6.50%	5.22%
Stockholders' equity(1)/total assets(1)	6.24	5.24
Tangible common equity(1)(2)	5.41	4.79
Estimated total risk-based capital(3)	12.31	11.07

(1)
Excludes unrealized net gain/loss on available-for-sale securities and derivatives.

(2)
Excludes goodwill and other intangible assets.

(3)
Estimate of what WMI's total risk-based capital ratio would be if it was a bank holding company that complies with Federal Reserve Board capital requirements.

	Sept. 30, 2001	June 30, 2001	Sept. 30, 2000
Retail Checking Accounts(4)
WMB and WMBfsb	1,118,479	1,098,588	1,057,124
WMB, FA	4,501,229	4,323,791	3,645,811

Total retail checking accounts	5,619,708	5,422,379	4,702,935

Retail Checking Account Activity(4)
Net accounts opened during the quarter:
WMB and WMBfsb	19,891	19,019	16,274
WMB, FA	177,438	163,931	125,426

Net new retail checking accounts	197,329	182,950	141,700

(4)
Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar volume.

Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2001	June 30, 2001	Sept. 30, 2000	Sept. 30, 2001	Sept. 30, 2000
Loan Volume
Single-family residential ("SFR"):
Adjustable rate ("ARMs")	$9,120.3	$7,968.4	$10,329.8	$24,333.6	$28,519.4
Fixed rate	30,781.0	26,315.9	1,638.9	68,257.9	3,770.4
Specialty mortgage finance	3,185.8	2,986.7	2,351.3	8,405.5	6,588.4

Total SFR loan volume	43,087.1	37,271.0	14,320.0	100,997.0	38,878.2
SFR—construction	285.6	1,086.9	466.8	2,569.6	1,435.3
Second mortgage and other consumer:
Banking subsidiaries	2,280.1	2,164.7	1,381.5	5,779.8	3,577.6
Washington Mutual Finance	499.5	504.9	580.2	1,453.4	1,754.2
Commercial business	572.7	819.5	738.7	2,148.4	1,888.9
Commercial real estate:
Apartment buildings	424.3	587.9	305.7	1,492.5	1,189.7
Other commercial real estate	69.8	229.7	99.9	479.5	233.8

Total loan volume	$47,219.1	$42,664.6	$17,892.8	$114,920.2	$48,957.7

Loan Volume by Channel
Originated	$26,791.1	$28,790.5	$15,576.1	$75,990.3	$43,596.8
Purchased	4,835.9	4,722.1	1,531.0	11,426.3	4,001.0
Correspondent	15,592.1	9,152.0	785.7	27,503.6	1,359.9

Total loan volume by channel	$47,219.1	$42,664.6	$17,892.8	$114,920.2	$48,957.7

Refinancing Activity
SFR:
ARMs	$6,937.0	$5,418.6	$3,369.1	$16,676.7	$9,474.6
Fixed rate	18,805.3	17,894.8	296.3	42,990.7	766.9
SFR—construction	7.0	10.3	3.3	23.5	15.4
Commercial real estate	364.3	499.5	256.9	1,117.0	798.3

Total refinances	$26,113.6	$23,823.2	$3,925.6	$60,807.9	$11,055.2

SFR Loan Originations(1)
Short-term ARMs:
Treasury indices	$5,874.5	$5,589.0	$6,604.0	$16,691.5	$19,145.0
COFI	501.5	418.4	2,624.2	1,433.6	4,601.4
Other	60.0	1.4	12.3	63.9	16.0

Total short-term ARMs	6,436.0	6,008.8	9,240.5	18,189.0	23,762.4
Medium-term ARMs	2,456.5	1,861.7	310.9	5,629.8	3,497.6
Fixed-rate mortgages	12,301.1	14,109.0	1,631.6	34,387.3	3,750.4

Total SFR loan originations	$21,193.6	$21,979.5	$11,183.0	$58,206.1	$31,010.4

(1)
Does not include purchased and correspondent SFR loans and specialty mortgage finance loans.

Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Change from June 30, 2001 to Sept. 30, 2001	Sept. 30, 2001	June 30, 2001	Sept. 30, 2000
Loans by Property Type and MBS
Loans held in portfolio:
SFR	$293.2	$82,173.5	$81,880.3	$77,006.6
Specialty mortgage finance	905.8	9,195.9	8,290.1	6,187.0

Total SFR loans	1,199.0	91,369.4	90,170.4	83,193.6
SFR—construction	(44.6)	2,744.9	2,789.5	1,413.8
Second mortgage and other consumer:
Banking subsidiaries	521.2	10,202.4	9,681.2	7,496.5
Washington Mutual Finance	32.2	2,550.4	2,518.2	2,413.9
Commercial business	210.4	5,284.7	5,074.3	2,075.9
Commercial real estate:
Apartment buildings	(418.2)	16,162.6	16,580.8	15,588.4
Other commercial real estate	(151.4)	4,585.2	4,736.6	2,872.2

Total loans held in portfolio	1,348.6	132,899.6	131,551.0	115,054.3
Less: allowance for loan and lease losses	(125.2)	(1,294.7)	(1,169.5)	(1,011.8)
Loans securitized and retained as MBS	(3,509.7)	25,008.7	28,518.4	33,416.1

Total net loans held in portfolio and loans securitized and retained as MBS	(2,286.3)	156,613.6	158,899.9	147,458.6
Loans held for sale	(2,017.5)	18,035.2	20,052.7	6,185.8

Total net loans and loans securitized and retained as MBS	(4,303.8)	174,648.8	178,952.6	153,644.4
Purchased MBS	(302.3)	12,208.5	12,510.8	23,476.5

Total net loans and MBS	$(4,606.1)	$186,857.3	$191,463.4	$177,120.9

Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	June 30, 2001 to Sept. 30, 2001	Dec. 31, 2000 to Sept. 30, 2001
Rollforward of Loans Held for Sale
Balance, beginning of period	$20,052.7	$3,403.9
Loans added through acquisitions	—	10,385.1
Loans originated and purchased	34,532.3	80,028.0
Loans transferred to loans held in portfolio	(130.4)	(1,209.5)
Loans sold or securitized	(35,901.0)	(72,247.0)
Loan payments and other	(518.4)	(2,325.3)

Change in loans	(2,017.5)	14,631.3

Balance, end of period	$18,035.2	$18,035.2

Rollforward of Loans Held in Portfolio
Balance, beginning of period	$131,551.0	$119,626.1
Loans added through acquisitions	—	12,333.7
Loans originated and purchased	12,686.8	34,892.2
Loans transferred from loans held for sale	130.4	1,209.5
Loans securitized	—	(704.0)
Loan payments and other	(11,468.6)	(34,457.9)

Change in loans	1,348.6	13,273.5

Balance, end of period	$132,899.6	$132,899.6

Rollforward of Mortgage Servicing Rights ("MSR")
Balance, beginning of period	$6,799.1	$1,017.3
Additions through acquisitions	—	4,823.4
Additions	884.4	2,312.9
Amortization	(293.5)	(625.6)
Impairment adjustment	(554.2)	(692.2)
Sales	(115.3)	(115.3)

Balance, end of period	$6,720.5	$6,720.5

Rollforward of Loan Servicing Portfolio with MSR
Balance, beginning of period	$360,459.5	$79,335.3
Additions through acquisitions	—	255,634.0
Additions	34,411.2	91,780.1
Sales	(4,123.8)	(4,123.8)
Loan payments and other	(19,069.7)	(50,948.4)

Balance, end of period	$371,677.2	$371,677.2

Sept. 30, 2001 Balance
Total Servicing Portfolio
Loan servicing portfolio with MSR	$371,677.2
Loan servicing portfolio without MSR	4,571.0
Servicing on retained MBS without MSR	10,778.5
Servicing on owned loans	139,909.6

Total servicing portfolio	$526,936.3

	Sept. 30, 2001
	Unpaid Principal Balance	Weighted Average Servicing Fee
	(in basis points, annualized)
Total Servicing Portfolio, Excluding Retained MBS without MSR and Owned Loans
Government	$62,749.9	52
Agency	239,191.7	42
Private	66,836.7	41
Long Beach	7,469.9	50

Total servicing portfolio, excluding retained MBS without MSR and owned loans	$376,248.2	44

Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Change from June 30, to Sept. 30, 2001	Sept. 30, 2001	% of total	June 30, 2001	% of total	Sept. 30, 2000	% of total
Real Estate Loans and MBS(1)
Short-term ARMs:
COFI	$(2,666.6)	$36,436.0	23%	$39,102.6	24%	$43,085.9	27%
Treasury indices	(2,172.4)	37,546.8	23	39,719.2	24	43,025.9	27
Other	(575.4)	10,928.1(2)	7	11,503.5(2)	7	8,733.8(2)	5

Total short-term ARMs	(5,414.4)	84,910.9	53	90,325.3	55	94,845.6	59
Medium-term ARMs	(914.7)	34,706.1	22	35,620.8	22	29,266.8	18
Fixed-rate loans	3,032.2	29,440.0	18	26,407.8	16	12,266.4	8
Fixed-rate MBS	(1,490.4)	10,766.1	7	12,256.5	7	23,051.6	15

Total real estate loans and MBS	$(4,787.3)	$159,823.1	100%	$164,610.4	100%	$159,430.4	100%

(1)
Does not include specialty mortgage finance loans.

(2)
The balance included the following amount of securities retained which bear COFI to LIBOR basis risk (dollars in billions):

Sept. 30, 2001:	$2.82
June 30, 2001:	2.84
Sept. 30, 2000:	2.68
	Quarter Ended			Nine Months Ended
	Sept. 30, 2001	June 30, 2001	Sept. 30, 2000	Sept. 30, 2001	Sept. 30, 2000
Mortgage Banking Revenue
Loan servicing income	$411.4	$312.0	$89.9	$922.7	$248.4
Amortization of MSR	(293.5)	(207.8)	(35.4)	(625.6)	(89.1)
Impairment of MSR	(554.2)	(75.2)	—	(692.2)	—
Other loan servicing expense	(15.2)	(38.5)	(16.8)	(73.1)	(49.2)

Net loan servicing income (expense)	(451.5)	(9.5)	37.7	(468.2)	110.1
SFR mortgage related income	83.7	81.5	28.9	213.3	79.5
Gain from mortgage loans	275.4	214.9	55.5	677.3	197.4
Gain from sale of originated MBS	4.6	22.2	—	77.0	—

Total mortgage banking income (expense)	$(87.8)	$309.1	$122.1	$499.4	$387.0

Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Sept. 30, 2001		Dec. 31, 2000
	Balance	Term(1)	Balance	Term(1)
		(in months)		(in months)
Deposits, Borrowings and Derivatives Outstanding
Deposits:
Noninterest-bearing checking accounts, savings accounts, MMDAs and time deposit accounts	$18,671.0	N/A	$8,754.8	N/A
Interest-bearing checking accounts, savings accounts and MMDAs	41,503.5	N/A	36,401.5	N/A
Interest-bearing time deposit accounts	39,558.6	7	34,417.5	7

Total deposits	99,733.1		79,573.8
Borrowings:
Adjustable(2)	49,185.4	2	57,219.1	1
Short-term fixed	39,458.8	1	30,456.6	2
Long-term fixed	15,808.2	90	13,980.3	48

Total borrowings	104,452.4		101,656.0

Total deposits and borrowings	$204,185.5		$181,229.8

	Sept. 30, 2001			Dec. 31, 2000
	Notional Amount	Fair Value	Term(1)	Notional Amount	Fair Value	Term(1)
			(in months)			(in months)
Derivatives:
WM pay rate swaps:
Fixed rate	$9,614.3	$(176.6)	33	$11,008.1	$(46.4)	9
Variable rate	4,434.6	329.0	3	2,890.0	140.0	2

Total swaps	14,048.9	152.4		13,898.1	93.6
Caps\Corridors\Swaptions	6,374.2	61.7	15	8,286.2	16.4	1

Total derivatives	$20,423.1	$214.1		$22,184.3	$110.0

(1)
Terms used are remaining term for deposits, and term to reprice for borrowings and notional amount of derivatives.

(2)
Adjustable-rate borrowings included notional values of $10.25 billion and $13.20 billion of embedded purchased interest rate floors at Sept. 30, 2001 and Dec. 31, 2000. At Sept. 30, 2001 and Dec. 31, 2000, $9.25 billion and $800.0 million, respectively, of these contracts were effective. Contractual start dates for the remaining floors range from September 15, 2002 to July 17, 2003. Once effective, the floors reprice every three months.

    Adjustable-rate borrowings included notional values of $710.0 million and $703.8 million of embedded purchased interest rate caps at Sept. 30, 2001 and Dec. 31, 2000.

    Adjustable-rate borrowings included notional values of $5.90 billion of embedded interest rate swaptions (options to enter into pay-fixed swaps) at Sept. 30, 2001 and none at Dec. 31, 2000.

    These options are exercisable upon maturity. Maturity dates range from June 6, 2003 to September 2, 2003.

Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Quarter Ended
	Sept. 30, 2001	June 30, 2001	Mar. 31, 2001	Dec. 31, 2000	Sept. 30, 2000
Allowance for Loan and Lease Losses
Balance, beginning of quarter	$1,169.5	$1,157.8	$1,013.8	$1,011.8	$1,009.7
Identified allowance for loans sold or securitized	—	—	—	—	(2.6)
Allowance acquired through business combinations	—	(5.1)	119.4	—	—
Provision for loan and lease losses	200.0	92.4	82.3	52.5	47.6

	1,369.5	1,245.1	1,215.5	1,064.3	1,054.7
Loans charged off:
SFR	(6.3)	(14.3)	(5.7)	(5.2)	(3.1)
Specialty mortgage finance	(3.9)	(5.3)	(7.2)	(2.5)	(0.8)

Total SFR charge offs	(10.2)	(19.6)	(12.9)	(7.7)	(3.9)
SFR construction	(0.1)	(0.1)	—	—	—
Second mortgage and other consumer:
Banking subsidiaries	(12.3)	(15.7)	(12.0)	(10.8)	(11.6)
Washington Mutual Finance	(35.6)	(34.0)	(33.4)	(34.1)	(30.2)
Commercial business	(19.2)	(11.8)	(3.7)	(3.0)	(3.4)
Commercial real estate:
Apartment buildings	—	—	(0.2)	(0.3)	(0.3)
Other commercial real estate	(4.6)	(3.2)	(2.5)	(0.3)	(0.4)

Total loans charged off	(82.0)	(84.4)	(64.7)	(56.2)	(49.8)
Recoveries of loans previously charged off:
SFR	0.4	0.8	0.7	0.2	0.3
Second mortgage and other consumer:
Banking subsidiaries	1.1	1.5	0.9	0.9	0.7
Washington Mutual Finance	4.6	4.7	5.0	3.9	4.4
Commercial business	0.7	0.6	0.3	0.3	0.3
Commercial real estate:
Apartment buildings	0.1	—	—	—	0.8
Other commercial real estate	0.3	1.2	0.1	0.4	0.4

Total recoveries of loans previously charged off	7.2	8.8	7.0	5.7	6.9

Net charge offs	(74.8)	(75.6)	(57.7)	(50.5)	(42.9)

Balance, end of quarter	$1,294.7	$1,169.5	$1,157.8	$1,013.8	$1,011.8

Net charge offs (annualized) as a percentage of average loans	0.20%	0.20%	0.17%	0.16%	0.14%
	Sept. 30, 2001	June 30, 2001	Mar. 31, 2001	Dec. 31, 2000	Sept. 30, 2000
Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	72%	83%	91%	114%	121%
Nonperforming assets	64	73	80	98	102
Total loans held in portfolio	0.97	0.89	0.87	0.85	0.88

Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Sept. 30, 2001	June 30, 2001	Sept. 30, 2000
Nonperforming Assets ("NPAs")
Nonaccrual loans:
SFR	$800.6	$669.8	$522.2
Specialty mortgage finance	356.1	309.9	131.3

Total SFR nonaccrual loans	1,156.7	979.7	653.5
SFR construction	26.5	24.5	29.5
Second mortgage and other consumer:
Banking subsidiaries	52.1	45.4	41.6
Washington Mutual Finance	78.3	71.0	62.1
Commercial business	125.8	106.7	14.1
Commercial real estate:
Apartment buildings	50.7	25.8	8.6
Other commercial real estate	320.5	147.8	27.3

Total nonaccrual loans	1,810.6	1,400.9	836.7
Foreclosed assets:
SFR	110.3	120.0	102.2
Specialty mortgage finance	54.7	41.0	16.1

Total SFR foreclosed assets	165.0	161.0	118.3
SFR construction	4.5	5.1	2.4
Second mortgage and other consumer:
Banking subsidiaries	16.2	17.2	17.4
Washington Mutual Finance	8.3	7.9	6.1
Commercial business	9.5	—	—
Commercial real estate:
Apartment buildings	0.6	0.9	1.3
Other commercial real estate	16.8	11.4	11.1

Foreclosed assets	220.9	203.5	156.6

Total NPAs	$2,031.5	$1,604.4	$993.3

NPAs by property type:
SFR	$910.9	$789.8	$624.4
Specialty mortgage finance	410.8	350.9	147.4

Total SFR NPAs	1,321.7	1,140.7	771.8
SFR construction	31.0	29.6	31.9
Second mortgage and other consumer:
Banking subsidiaries	68.3	62.6	59.0
Washington Mutual Finance	86.6	78.9	68.2
Commercial business	135.3	106.7	14.1
Commercial real estate:
Apartment buildings	51.3	26.7	9.9
Other commercial real estate	337.3	159.2	38.4

Total NPAs	$2,031.5	$1,604.4	$993.3

NPAs as a percentage of:
Total loans held in portfolio	1.53%	1.22%	0.86%
Total assets	0.91	0.70	0.52

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Washington Mutual Announces Record Quarterly Earnings and Continued Strong Operating Fundamentals; Board of Directors Increases Cash Dividend
Washington Mutual, Inc. Consolidated Statements of Income (dollars in millions, except per share data) (Unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)
Washington Mutual, Inc. Consolidated Statements of Financial Condition (dollars in millions, except per share data) (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions, except per share amounts) (unaudited)
Washington Mutual, Inc. Selected Financial Information (unaudited)
Washington Mutual, Inc. Selected Financial Information (dollars in millions) (unaudited)